--------------------------------------------------------------------------------
                                                                    Exhibit 99.1
[OCWEN LOGO OMITTED]

                                 OCWEN FINANCIAL CORPORATION(R)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                             SECOND QUARTER RESULTS

West Palm Beach, FL - (August 8, 2001) Ocwen Financial Corporation (NYSE: OCN) today reported a net loss for its second quarter ended June 30, 2001 of $(21.4) million or $(0.32) per share compared to a net loss of $(1.4) million or $(0.02) per share for the 2000 second quarter. For the six months ended June 30, 2001, the Company reported a net loss of $(45.0) million vs. a loss of $(6.5) million for the 2000 six month period.

Chairman and CEO William C. Erbey stated "We are continuing to make steady progress towards our strategic transformation of Ocwen. There are a number of key points to emphasize in evaluating our second quarter results:

o For the first time, the combined results of our core fee businesses, Servicing and OTX, were profitable. At OTX, we have begun to reduce our costs, reflected by the fact that our net loss was $300 thousand below first quarter levels after considering several one-time expenses in both quarters.
o Our capital intensive loan and affordable housing businesses achieved a break-even result excluding $9.4 million of non-cash charges to increase loss reserves. As of June 30, 2001 our loss reserves were at an all-time high level as a percentage of assets.
o We sold $17.3 million of subprime residual securities for a gain of $4.5 million.
o We have continued to reduce our exposure to risk assets. Since December 31, 2000, risk assets, excluding servicing related assets, have declined by $398 million, or 25%.
o Net loss for the second quarter of 2001 included an additional provision of $8 million to increase our allowance for deferred tax assets.

While we recognize that near term earnings pressures will continue, we believe that our equity of $459 million, cash and equivalents of $311 million and our new servicing advance credit lines provide us with the requisite financial strength and liquidity to achieve our objectives."

The Servicing business reported net income for the second quarter of 2001 of $5.3 million vs. $2.7 million in the 2000 second quarter. On a year to date basis, Servicing reported net income of $10.6 million compared to $6.4 million in 2000, an increase of 66%. The UPB value of loans serviced for others grew to $15.4 billion as of June 30, 2001 compared to $10.5 billion as of December 31, 2000. An additional $4.5 billion of UPB had been acquired as of June 30. As of the date of this release, all of these loans have been boarded.

Net losses at OTX were $(4.8) million in the 2001 second quarter compared to $(5.3) million in the same period of 2000. For the six months ended June 30, net losses amounted to $(13.4) million in 2001 vs. $(9.7) million in 2000. The improvement in the second quarter of 2001 was primarily due to cost reduction initiatives undertaken at the close of the first quarter. The six month increase in losses in 2001 compared to the same period in 2000 primarily reflects $4.7 million of pre-tax costs in 2001 associated with one time events, including a payment related to the acquisition of an OTX subsidiary in 1998.

Losses for the second quarter of 2001 in the Residential, Commercial and Unsecured discount loan businesses amounted to $(2.8) million, $(2.3) million and $(1.3) million, respectively. These results primarily reflect increases to loan loss reserves totaling $6.9 million in these businesses. These increases, which are largely non-cash charges, were recorded in response to changes in the credit quality of the assets, or to shortfalls in projected asset recovery rates in the case of Unsecured. In addition, Residential results for the 2001 second quarter reflect a whole loan sale of over 700 loans with a book value of approximately $44.6 million for a gain of $1 million. Commercial assets with a book value of $56 million were sold during the 2001 second quarter for a net loss of $(0.7) million.

Ocwen Financial Corporation
Second Quarter Results
August 8, 2001

The Affordable Housing business posted a net loss of $(3.6) million in the 2001 second quarter compared to net income of $5 thousand in the 2000 second quarter. Affordable Housing results include additional reserve provisions of approximately $2.5 million during the second quarter reflecting revisions in completion cost estimates as well as modification to projected sales results. Many of the assets in this business are under sales contracts that have not yet satisfied all of the accounting criteria for sales treatment.

Ongoing efforts to dispose of the remaining assets in the inactive Subprime Lending business resulted in net income of $2.4 million for the 2001 second quarter, primarily due to a pre-tax gain of $4.5 million on the sale of $17.3 million of subprime residual trading securities.

Second quarter 2001 results include an extraordinary gain of $243 thousand compared to an extraordinary gain of $3.9 million in the same period of 2000. The extraordinary gain in 2001 resulted from the repurchase at a discount of $2.5 million par amount of the Company's 10-7/8% Capital Trust Securities. The Company will continue to evaluate additional debt repurchases during 2001.

Income tax expense for the second quarter of 2001 included a non-cash provision to increase the Company's valuation allowance on its deferred tax asset by $8 million. In addition, income tax expense includes a charge of $2.8 million representing the reversal of tax benefits recorded earlier in 2001. The Company has established its allowance based upon generally accepted accounting principles that require it to estimate that portion of the deferred tax asset that may not be realized for financial reporting purposes in the near future. The Company's ability to utilize the deferred tax asset and its need for the valuation allowance ultimately depends on future profitability. These same rules preclude the Company from recognizing a tax benefit on current losses at this time.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "continue," "will," "believe," "estimate," "project," "future," "realize," "reduce," "ongoing," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of discount loans and servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 2000.

Ocwen Financial Corporation
Second Quarter Results
August 8, 2001

Interest Income and Expense

                                                                  Three Months             Six Months
                                                              --------------------    --------------------
For the periods ended June 30,                                  2001        2000        2001        2000
-----------------------------------------------------------   --------    --------    --------    --------
(Dollars in thousands)
 Interest income:
  Federal funds sold and repurchase agreements ............   $  2,454    $    864    $  4,098    $  2,573
  Trading securities ......................................      4,173          --       9,873          --
  Securities available for sale ...........................         --      16,808          --      29,677
  Loans available for sale ................................        143         917         364       1,724
  Investment securities and other .........................        251         502         597         829
  Loan portfolio ..........................................      1,619       5,337       3,502       9,305
  Match funded loans and securities .......................      2,737       2,952       5,220       6,263
  Discount loan portfolio .................................     13,841      23,075      26,381      48,174
                                                              --------    --------    --------    --------
                                                                25,218      50,455      50,035      98,545
                                                              --------    --------    --------    --------
Interest expense:
  Deposits ................................................     16,308      24,793      34,379      49,478
  Advances from the Federal Home Loan Bank ................         --          --           4          --
  Securities sold under agreements to repurchase ..........         --       5,284           2       7,924
  Bonds - match funded agreements .........................      1,742       2,790       4,708       6,146
  Obligations outstanding under lines of credit ...........      1,736       3,942       2,456       7,413
  Notes, debentures and other interest bearing obligations.      4,942       8,852      10,059      18,096
                                                              --------    --------    --------    --------
                                                                24,728      45,661      51,608      89,057
                                                              --------    --------    --------    --------
  Net interest income (expense) before provision for loan
    losses ................................................   $    490    $  4,794    $ (1,573)   $  9,488
                                                              ========    ========    ========    ========


Net (Loss) Income by Business Segment
                                                                  Three Months             Six Months
                                                              --------------------    --------------------
For the periods ended June 30,                                  2001        2000        2001        2000
-----------------------------------------------------------   --------    --------    --------    --------
(Dollars in thousands)
 Single family residential discount loans .................   $ (2,816)   $  4,369    $ (3,905)   $  7,455
 Commercial loans .........................................     (2,297)        746      (7,328)      1,440
 Domestic residential mortgage loan servicing .............      5,275       2,701      10,553       6,432
 Investment in low-income housing tax credits .............     (3,624)          5      (8,234)      1,222
 OTX ......................................................     (4,831)     (5,271)    (13,366)     (9,746)
 Commercial Real Estate ...................................        299       2,005         399       2,698
 UK operations ............................................         --      (1,390)         --      (2,932)
 Subprime single family residential lending ...............      2,376      (3,347)      3,442      (7,908)
 Unsecured collections ....................................     (1,328)     (2,191)     (2,692)     (4,364)
 Ocwen Realty Advisors ....................................        128         148         215         290
 Corporate items and other ................................    (14,623)        826     (24,041)     (1,084)
                                                              --------    --------    --------    --------
                                                              $(21,441)   $ (1,399)   $(44,957)   $ (6,497)
                                                              ========    ========    ========    ========

Ocwen Financial Corporation
Second Quarter Results
August 8, 2001

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                              Three Months                     Six Months
                                                                      ----------------------------    ----------------------------
For the periods ended June 30,                                            2001            2000             2001            2000
--------------------------------------------------------------------- ------------    ------------    ------------    ------------
Net interest income:
  Income ............................................................ $     25,218    $     50,455    $     50,035    $     98,545
  Expense ...........................................................       24,728          45,661          51,608          89,057
                                                                      ------------    ------------    ------------    ------------
  Net interest income (expense) before provision for loan losses ....          490           4,794          (1,573)          9,488
  Provision for loan losses .........................................       10,297           3,135          18,417           5,743
                                                                      ------------    ------------    ------------    ------------
  Net interest (expense) income after provision for loan losses .....       (9,807)          1,659         (19,990)          3,745
                                                                      ------------    ------------    ------------    ------------

Non-interest income:
  Servicing and other fees ..........................................       33,740          22,559          64,857          46,725
  Gain (loss) on interest earning assets, net .......................          422           5,270          (1,409)         16,264
  Gain on trading and match funded securities, net ..................        4,550              --           9,739              --
  Impairment charges on securities available for sale ...............           --          (4,764)             --         (11,597)
  Loss on real estate owned, net ....................................       (1,881)         (3,006)         (2,865)        (10,013)
  (Loss) gain on other non interest earning assets, net .............         (975)          5,044            (519)          5,182
  Net operating gains on investments in real estate .................          486           8,063           3,040          13,616
  Amortization of excess of net assets acquired over purchase price .        4,583           2,998           9,166           5,792
  Other income ......................................................        2,437           1,070           4,483           2,209
                                                                      ------------    ------------    ------------    ------------
                                                                            43,362          37,234          86,492          68,178
                                                                      ------------    ------------    ------------    ------------
Non-interest expense:
  Compensation and employee benefits ................................       21,309          22,397          42,244          38,980
  Occupancy and equipment ...........................................        3,174           2,952           6,267           6,215
  Technology and communication costs ................................        5,556           5,754          15,704          11,375
  Loan expenses .....................................................        2,835           2,987           7,070           6,917
  Net operating losses on investments in certain low-income housing
    tax credit interests ............................................        2,756             840           7,818           2,339
  Amortization of excess of purchase price over net assets acquired .          778             795           1,556           1,568
  Professional services and regulatory fees .........................        3,994           2,965           8,020           6,804
  Other operating expenses ..........................................        2,454           3,154           5,033           5,720
                                                                      ------------    ------------    ------------    ------------
                                                                            42,856          41,844          93,712          79,918
                                                                      ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatorily
    redeemable securities of subsidiary trust holding solely
    junior subordinated debentures of the Company ...................        1,697           2,918           3,750           6,112
Equity in income (losses) of investments in unconsolidated entities .          139          (1,812)            184          (4,072)
                                                                      ------------    ------------    ------------    ------------
Loss before income taxes and extraordinary gain .....................      (10,859)         (7,681)        (30,776)        (18,179)
Income tax (expense) benefit ........................................      (10,825)          2,380         (16,587)          5,635
                                                                      ------------    ------------    ------------    ------------

Loss before extraordinary gain ......................................      (21,684)         (5,301)        (47,363)        (12,544)
Extraordinary gain on repurchase of debt, net of taxes ..............          243           3,902           2,406           6,047
                                                                      ------------    ------------    ------------    ------------
Net loss ............................................................ $    (21,441)   $     (1,399)   $    (44,957)   $     (6,497)
                                                                      ============    ============    ============    ============

(Loss) earnings per share:
  Basic:
    Loss before extraordinary gain .................................. $      (0.33)   $      (0.08)   $      (0.71)   $      (0.19)
    Extraordinary gain ..............................................         0.01            0.06            0.04            0.09
                                                                      ------------    ------------    ------------    ------------
    Net loss ........................................................ $      (0.32)   $      (0.02)   $      (0.67)   $      (0.10)
                                                                      ============    ============    ============    ============

  Diluted:
    Loss before extraordinary gain .................................. $      (0.33)   $      (0.08)   $      (0.71)   $      (0.19)
    Extraordinary gain ..............................................         0.01            0.06            0.04            0.09
                                                                      ------------    ------------    ------------    ------------
    Net loss ........................................................ $      (0.32)   $      (0.02)   $      (0.67)   $      (0.10)
                                                                      ============    ============    ============    ============

Weighted average common shares outstanding:
  Basic .............................................................   67,198,359      67,182,395      67,175,361      67,702,961
                                                                      ============    ============    ============    ============
  Diluted ...........................................................   67,198,359      67,182,395      67,175,361      67,702,961
                                                                      ============    ============    ============    ============

Ocwen Financial Corporation
Second Quarter Results
August 8, 2001

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                            June 30, 2001 December 31, 2000
                                                                            ------------- -----------------
Assets:
Cash and amounts due from depository institutions ........................   $    52,381    $    18,749
Interest earning deposits ................................................         9,517        134,987
Federal funds sold and repurchase agreements .............................       249,000             --
Trading securities, at fair value:
  Collateralized mortgage obligations (AAA-rated) ........................        62,080        277,595
  Subordinates, residuals and other securities ...........................        88,050        112,647
Loans available for sale, at lower of cost or market .....................         4,450         10,610
Real estate held for sale ................................................        20,165         22,670
Low-income housing tax credit interests held for sale ....................        31,789         87,083
Investment in real estate ................................................       115,661        122,761
Investments in low-income housing tax credit interests ...................        85,893         55,729
Investment securities, at cost ...........................................        13,257         13,257
Loan portfolio, net ......................................................        77,105         93,414
Discount loan portfolio, net .............................................       306,942        536,028
Match funded loans and securities, net ...................................        91,462        116,987
Investments in unconsolidated entities ...................................           821            430
Real estate owned, net ...................................................       129,042        146,419
Premises and equipment, net ..............................................        41,982         43,152
Income taxes receivable ..................................................        28,412         30,261
Deferred tax asset, net ..................................................        77,991         95,991
Advances on loans and loans serviced for others ..........................       349,912        227,055
Mortgage servicing rights ................................................        82,928         51,426
Other assets .............................................................        78,385         52,169
                                                                             -----------    -----------
                                                                             $ 1,997,225    $ 2,249,420
                                                                             ===========    ===========
Liabilities and Stockholders' Equity
  Liabilities:
  Deposits ...............................................................   $ 1,044,363    $ 1,258,360
  Bonds - match funded agreements ........................................        80,821        107,050
  Obligations outstanding under lines of credit ..........................       104,545         32,933
  Notes, debentures and other interest bearing obligations ...............       169,130        173,330
  Accrued interest payable ...............................................        19,714         22,096
  Excess of net assets acquired over purchase price ......................        27,499         36,665
  Accrued expenses, payables and other liabilities .......................        31,299         36,030
                                                                             -----------    -----------
     Total liabilities ...................................................     1,477,371      1,666,464
                                                                             -----------    -----------

  Company obligated, mandatorily redeemable securities of
    subsidiary trust holding solely junior subordinated
    debentures of the Company ............................................        61,159         79,530

  Stockholders' equity:
   Preferred stock, $.01 par value; 20,000,000 shares authorized;
     0 shares issued and outstanding .....................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized;
     67,259,927 and 67,152,363 shares issued and outstanding
     at June 30, 2001, and December 31, 2000, respectively ...............           673            672
   Additional paid-in capital ............................................       223,896        223,163
   Retained earnings .....................................................       234,237        279,194
   Accumulated other comprehensive income, net of taxes:
     Net unrealized foreign currency translation (loss) gain .............          (111)           397
                                                                             -----------    -----------
   Total stockholders' equity ............................................       458,695        503,426
                                                                             -----------    -----------
                                                                             $ 1,997,225    $ 2,249,420
                                                                             ===========    ===========

                                       9